EXHIBIT 5.1

                                June 26, 1996

          Lanxide Corporation
          1300 Marrows Road
          P.O. Box 6077
          Newark, Delaware  19714

               Re:  Lanxide Corporation
                    Registration Statement on Form S-8

          Ladies and Gentlemen:

             We have acted as special counsel to Lanxide Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 of the Company (the "Registration Statement") being filed today with the Securities and Exchange Commission (the "Commission").
          The Registration Statement relates to the issuance of up to 91,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"). The Shares consist of (i) 25,000 shares (the "Option Shares") of Common
          Stock which have been reserved for issuance upon exercise of stock options granted and to be granted pursuant to the Lanxide Corporation Nonemployee Directors' Stock Option
          Plan (the "Directors' Plan") and (ii) 66,000 shares (the
          "Warrant Shares") of Common Stock issuable upon exercise of warrants issued to certain officers and one non-employee consultant to the Company pursuant to the Warrant Agreement, dated as of December 22, 1995, among the Company and the individuals listed on Schedule A thereto (the "Warrant Agreement").

             This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act of 1933, as amended (the "1933
          Act").

             In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following:
          (i) the Registration Statement, (ii) the Directors'
          Plan, (iii) the form of option agreement, (iv) the Warrant Agreement, including the form of Warrant attached thereto, (v) a specimen certificate evidencing the Common Stock, (vi) the Restated Certificate of Incorporation and By-laws of the Company, each as currently in effect, and
          (vii) certain resolutions adopted by the Board of Direc-tors of the Company relating to, among other things, adoption of the Directors' Plan, the execution and delivery of the Warrant Agreement, the reservation of the shares for issuance, the filing of the Registration Statement and related matters.

             In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due execution and delivery by such parties of such documents and the validity, binding effect and enforce-ability thereof. As to any facts material to this opin-ion which we did not independently establish or verify, we have relied upon statements and representations of the Company and its officers and other representatives and others.

             Members of this Firm are admitted to the Bar of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

             Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

             1. The Option Shares have been duly authorized for issuance and, when duly executed, issued, de-livered and paid for in accordance with the terms of the Directors' Plan and the related option agreement will be validly issued, fully paid and nonassessable.

             2. The Warrant Shares have been duly authorized for issuance and, when duly executed, issued, delivered and paid for in accordance with the terms of the Warrant Agreement will be validly issued, fully paid and nonassessable.

             This opinion is being furnished to you in connection with the filing of the Registration Statement and, except as set forth in the next sentence, is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any other purpose without our express prior written consent. We hereby consent to the filing of this opinion with the Commission as Exhibit
          5.1 to the Registration Statement. In giving this con-sent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commis-sion promulgated thereunder.

                                        Very truly yours,

                                        /s/ Skadden, Arps, Slate,
                                              Meagher & Flom